Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-112132) of UGI Corporation of our report dated November 17, 2003, except for Note 21, as to which the date is March 9, 2004, relating to the financial statements and financial statement schedules, which appears in UGI Corporation’s Current Report on Form 8-K dated March 11, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 11, 2004